                                                                    Exhibit 7.20

                FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

                              (Investment Property)

         THIS FIRST AMENDMENT TO SECURITY AGREEMENT is made as of September 15, 2000 between:

                              RIVERSIDE GROUP, INC.
                         7800 Belfort Parkway, Suite 100
                             Jacksonville, FL 32256

                                 (the "Debtor")

                                       and

                               MITCHELL W. LEGEER,
                   as agent for the Holders (as defined below)
                               300-A Wharfside Way
                             Jacksonville, FL 32207

                              (the "Secured Party")

                               Recitation of Facts

         The Debtor is obligated to the holders (together with their successors and assigns, and persons who may later become holders, called "Holders") of certain secured 11% Promissory Notes dated as of April 1, 1999 (as they may be renewed or modified, called the "Notes") issued pursuant to a Credit Agreement of even date herewith (as it may be modified called the "Credit Agreement") by and among the initial Holders, the Secured Party and the Debtor. The Notes, the Credit Agreement and all present and future obligations of the Debtor to the Holders or the Secured Party of whatever nature, liquidated or contingent, incurred in connection with the Notes, the Credit Agreement, this Agreement or other Transaction Documents, as they may be modified or extended, are herein called the "Indebtedness." In connection therewith, the Debtor and the Secured Party executed a Security Agreement dated as of April 1, 1999 (the "Original Agreement") whereby the Debtor granted the Secured Party a security interest in certain collateral of the Debtor. The Debtor is currently in default on the Notes and in consideration of the Holders agreement to forbear until December 31, 2000 pursuant to a Forbearance Agreement made as of May 8, 2000 and amended as of August 14, 2000 (as amended, the "Forbearance Agreement"), the Debtor wishes to amend the Original Agreement to grant to the Holders an additional security interest in 3,119,067 shares of the common stock of Buildscape, Inc. (the "Buildscape Shares").

                                    Agreement

         IN CONSIDERATION of the mutual benefits contained herein and to induce the Holders to extend credit constituting indebtedness secured hereby, the parties hereto agree as follows:

         1. Definitions. The preceding defined terms and following terms shall be added to Section 1 of the Original Agreement:

                  "Imagine Collateral" means the first priority lien in the Buildscape Shares granted to Imagine Investments, Inc.

                  "Imagine Collateral Documents" means the documents evidencing the lien of Imagine in the Buildscape Shares.

                  "Transaction Documents" means (a) this Agreement, (b) any Control Agreement, (c) the Notes, (d) the Credit Agreement and all other Collateral Documents, as defined in the Credit Agreement, and (e) the Forbearance Agreement.

All terms used herein which are not otherwise defined herein shall have the same meaning as is ascribed to them in the Original Agreement.

         2. Warranties of Debtor. The Debtor represents and warrants to the Secured Party that: the warranties of the Debtor contained in the original Agreement or delivered in connection with the Original Agreement continue to be true and correct in all material respects as of the date hereof. The Debtor further represents and warrants to the Secured Party that, except as otherwise described in the Forbearance Agreement, the Debtor is in full compliance with the covenants and agreements of the Debtor set forth in the Credit Agreement, the Original Agreement, and the other Collateral Documents.

         3. Securities. Sections 6(a) and 6(b) of the Original Agreement is amended and restated in its entirety as follows:

                           6. Securities. If any part of the Collateral is Securities, the following provisions shad apply:

                           (a) Voting Rights. Debtor irrevocably constitutes and
                  appoints Secured Party, whether or not the Securities have been transferred into the name of Secured Party or its nominee, as Debtor's proxy with full power (subject to any prior right of AFL as to AFL Collateral and subject to any prior right of Imagine Investments, Inc. as to the Imagine Collateral) to:

                               (i) attend all meetings of securities holders of the Issuer held after the date of this Agreement and to vote the Securities at those meetings in such manner as Secured Party shall in its sole discretion deem appropriate, including without limitation, in favor of liquidation of the Issuer;

                               (ii)    to consent in the sole discretion of
                                       Secured Party to any action by or
                                       concerning the Issuer for which the
                                       consent of the securities holders of the Issuer is or may be necessary or appropriate; and

                               (iii) without limitation to do all things which Debtor could do as a security holder of the Issuer, giving to Secured Party full power of substitution and revocation.

                  Notwithstanding the foregoing, Debtor alone shall have the rights under this paragraph and Secured Party may not exercise those rights (whether or not the Securities have been transferred into the name of the Secured Party or its nominee) so long as no Event of Default has occurred and is continuing. The proxy contained in this paragraph shall terminate when this Agreement terminates as provided hereafter. Except to the extent otherwise provided in the AFL Collateral Documents, the Intercreditor Agreement, or the Imagine Collateral Documents, Debtor hereby agrees not to give or permit to exist any other proxies in derogation of this proxy so long as this Agreement is in force.

                        (b) Transfer of Record. After the occurrence and during
                  the continuance of an Event of Default and subject to the prior rights of AFL as to AFL Collateral, and the prior rights of Imagine Investments, Inc. as to the Imagine Collateral, Debtor authorizes and appoints Secured Party, as Debtor's attorney-in-fact to transfer all or any part of the Instruments into Secured Party's name or that of its nominee so that Secured Party or its nominee may appear of record or on the records of any securities intermediary as the sole owner of the Instruments. After the occurrence and during the continuance of any Event of Default, Debtor waives all rights to be advised or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies issued by Secured Party to Debtor or its designee shall thereafter be effective.

           4.     Exhibits.

                  (a) Exhibit A of the Original Agreement is hereby amended and restated in its entirety to read as follows:

                                    EXHIBIT A

                  (a) 2,002,337 shares of Wickes, Inc. common stock ("Wickes Shares") represented by certificates W0212, W0476, W0479-485, W0486, W0933, and W1049, as such certificates may now or hereafter be exchanged for new certificates, it being the intent of this agreement to pledge all Wickes Shares subject to the prior pledge to AFL.

                  (b) 10,000,000 shares of Greenleaf Technologies Corporation common stock ("Greenleaf Shares") represented by certificates GL2027-GL2045, less any Greenleaf Shares previously sold in compliance with this Agreement or the Forbearance Agreement.

                  (c) 3,119,067 shares of Buildscape, Inc. common stock represented by certificate no. 5 ("Buildscape Shares").

                  (b) Exhibit B of the Original Agreement is hereby amended and restated in its entirety to read as follows:

                                    EXHIBIT B

                  The pledge of security interest of American Founders Life Insurance Company, or its successors or assigns, in the Wickes Shares described on Exhibit A and all identifiable proceeds thereof as provided in the AFL Collateral Documents.

                  The Imagine Rights as to the Wickes Shares.

                  The pledge of a security interest to Imagine Investments, Inc. in the Buildscape Shares described on Exhibit A and all identifiable proceeds thereof as provided in the Imagine Collateral Documents, to the extent of a maximum aggregate principal amount of $2,400,000.00.

             5. Additional Covenant. The Debtor hereby covenants and agrees that it shall not permit the debt secured by the Imagine Collateral to exceed $2.4 million in principal amount and that it shall cause Imagine to acknowledge writing that the priority its lien in the Buildscape Shares is senior to that of in the Secured Party only to the extent of a principal balance not to exceed $2.4 million.

             6. Ratification. Subject to the provisions in this Agreement, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

             7. No Novation. Nothing in this First Amendment or in any documentation executed in connection therewith shall be deemed to be a novation of the obligations of the Debtor under the Credit Agreement or any related documents referred to therein.

             IN WITNESS WHEREOF, the parties have executed this instrument as of the date first stated above.

                                    DEBTOR

                                    RIVERSIDE GROUP, INC.

                                        /s/ Edward B. Salem
                                    By _________________________________________
                                       Its Authorized Signer



                                    SECURED PARTY


                                    ____________________________________________
                                    Mitchell W. Legler, as agent for the Holders

                     ABOVE SPACE RESERVED FOR RECORDING DATA

                                              After Recording Please Return to:
                                              JOHN M. WELCH, JR., Attorney
                                              Foley & Lardner
                                              200 Laura Street
                                              P.O. Box 240
                                              Jacksonville, FL 32201-0240



           MODIFICATION TO DEED TO SECURE DEBT AND SECURITY AGREEMENT

         This Modification to Deed to Secured Debt and Security Agreement ("Agreement") is made as of the 15 day of September, 2000, by and between RIVERSIDE GROUP, INC. (the "Grantor") and MITCHELL W. LEGLER, as Agent for the Holders, as hereafter defined (the "Grantee").

                               Recitation of Facts

         A. The Grantor, as borrower, is obligated to the holders of certain secured 11 Promissory Notes dated as of April 1, 1999 (as they have been or may be renewed or modified, called the "Notes") issued pursuant to a Credit Agreement dated as of April 1, 1999 (the "Credit Agreement") by and among the holders, the Grantee and the Grantor.

         B. The Notes and the obligations of the Grantor to the holder and/or the Grantee under the Credit Agreement and other Collateral Documents as defined in the Credit Agreement, are secured by, among other Collateral, a mortgage lien on and security interest in certain real and personal property described in the Deed to Secured Debt and Security Agreement from the Grantor to the Grantee dated as of April 1, 1999 and recorded in Deed Book 12837, Page 470, public records of Cobb County, Georgia (the "Security Deed").

         C. The Grantor is in default under the Notes and the Credit Agreement. The Grantor and the Grantee have executed a Forbearance Agreement dated as of May 8, 2000 and amended as of August 14, 2000 (as amended, the "Forbearance Agreement") pursuant to which the Grantee has agreed not to exercise certain remedies available to it, subject to the terms and conditions contained in the Forbearance Agreement (the "Forbearance Agreement").

         D. The parties hereto wish to provide record notice of the Forbearance Agreement and certain provisions contained therein.

                                    Agreement

         In consideration of the mutual agreements contained herein and for other good and valuable consideration and to induce the Grantee to enter into the Forbearance Agreement, the parties hereto agree as follows:

         1. Definitions. The capitalized terms used herein shall have the meanings ascribed to them in the Security Deed unless other meanings are set forth herein.

         2. Obligation. Pursuant to the Forbearance Agreement, the Grantor has agreed, among other things, to make certain payments under the Notes, to increase the interest rate of the Notes from 11 % to 17% per annum and to limit certain payments to officers and Affiliates and to grant the Holders a lien or certain shares of stock as additional collateral. The term "Obligation," as used in the Security Deed, shall mean the present and future obligations of the Grantor under the Notes, the Credit Agreement, and the Forbearance Agreement, and all present and future obligations of the Grantor to the Holders or the Grantee of whatever nature, liquidated or contingent, incurred in connection with the Notes, the Credit Agreement, the Forbearance Agreement, this Agreement, the Security Deed, or any other Collateral Documents, as defined in the Credit Agreement, as modified by the Forbearance Agreement and as they may be further modified or extended.

         3. Representations. The Grantor hereby represents and warrants to the Grantee and the Holders that there are no liens, encumbrances or claims against the Secured Debt Property other than Permitted Encumbrances and that all other representations and warranties of the Grantor contained in the Security Deed are true and correct in all material respects as of the date hereof.

         4. No Novation. The parties hereto agree that nothing herein or in the forbearance agreement, or otherwise, is intended to constitute a novation of the Security Deed or the Obligation secured by the Security Deed or to impair perfection or priority of any lien or security interest presently securing the obligation.

         5. Ratification. The Grantor hereby represents to the Grantee that it has no defenses, counterclaims, offsets or claims against the Grantee in any way relating to the Notes, the Credit Agreement, the Forbearance Agreement, or the Security Deed or relating to the administration of the loan evidenced by the Notes, and to the extent the Grantor has or has had any defense, counterclaim, offset or claim, the Grantor does hereby release and waive them in consideration of the additional extension of credit and renewal set forth herein. The Grantor hereby further represents and warrants that the representations and warranties contained in the Credit Agreement and the Security Deed are true and correct as of the date hereof. The Grantor acknowledges that the provisions of this paragraph have been separately bargained for and are a principal inducement to the Grantee to enter into this agreement.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         7. Benefit. This Agreement shall benefit and bind the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Signed, sealed and delivered in
the presence of:                        RIVERSIDE GROUP, INC.

 /s/ Julie Riggs                                   /s/ Edward B. Salem
_____________________________________   Print name_____________________________
            Julie Riggs
Print name___________________________   _______________________________________
 /s/ Mark A. Keener                                 Edward B. Salem
_____________________________________   Print name_____________________________
            Mark A. Keener                   Authorized Signer
Print name___________________________   Its____________________________________

                                        Post office address of executing party.
                                                7800 Belfort Parkway, Ste. 100
                                                Jacksonville, Florida 32207

STATE OF FLORIDA
COUNTY OF DUVAL

         The foregoing instrument was acknowledged before me this 15th day of September, 2000, by Edward B. Salem, the Authorized Signor of Riverside Group, Inc., a Florida corporation, on behalf of the corporation. Such person (notary must check applicable box) [X] is/are personally known to me; or [_] produced a current Florida driver's license as identification; or [_] produced _______________________ as identification.

                                        /s/ Laura A. Blunt
[Affix Notary Seal]                    _________________________________________
                                            Laura A. Blunt
                                       _________________________________________
                                       [Print or type name]
                                       Notary Public, State of Florida at Large
                                       Commission No. __________________________
                                       My Commission Expires:___________________

                                     ___________________________________________

                                     MITCHELL W. LEGLER, as Agent for the
__________________________________   Holders

Print name________________________

__________________________________
                                     Post office address of executing party.
Print name________________________         300-A Wharfside Way
                                           Jacksonville, Florida 32207


STATE OF FLORIDA
COUNTY OF DUVAL

         The foregoing instrument was acknowledged before me this ____ day of September, 2000, by Mitchell W. Legler, as _________________________________,
the ___________________ of Riverside Group, Inc., a Florida corporation, on behalf of the corporation. Such person (notary must check applicable box) [_] is/are personally known to me; or [_] produced a current Florida driver's license as identification; or [_] produced _______________________ as identification.

[Affix Notary Seal]                    _________________________________________

                                       _________________________________________
                                       [Print or type name]
                                       Notary Public, State of Florida at Large
                                       Commission No.___________________________
                                       My Commission Expires:___________________

                            STOCK TRANSFER ASSIGNMENT

FOR VALUE RECEIVED, Riverside Group, Inc. does hereby sell, assign and transfer unto _______________________________, THREE MILLION, ONE HUNDRED NINETEEN THOUSAND SIXTY SEVEN (3,119,067) shares of the capital stock of Buildscape, Inc. standing in such transferor's name on the books of said Company represented by Certificate No. 5 herewith and does hereby irrevocably constitute and appoint _________________________________________________________ attorney to transfer the said stock on the books of the within named Company, with full power of substitution in the premises.

Dated: _________________________________

                                          RIVERSIDE GROUP, INC.

                                              /s/ Edward B. Salem
                                          By ________________________________
                                             Edward B. Salem
                                             Its Authorized Agent